                                                                   EXHIBIT 10.31

                 DEED OF NON-COMPETITION UNDERTAKING AND RELEASE

THIS DEED is entered into on the 22nd day of September 2006

BY

[Name of the Subject], holder of People's Republic of China identity card number [ID number of the Subject] (the "SUBJECT")

IN FAVOUR OF

[Name of the PRC entity], a limited liability company incorporated under the laws of the PRC and having its registered office at [address of the PRC entity] (the "COMPANY")

AND

XINHUA FINANCE MEDIA LIMITED, a company incorporated in the Cayman Islands with registration number 157511 and having its registered office located at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies (the "XFM")

WHEREAS:

A. All of the outstanding interest in the Company not already beneficially owned by XFM (the "BSG EQUITY") has or will be beneficially acquired by XFM pursuant to, inter alia, the subscription agreement to be entered into between XFM and the Subject (the "SUBSCRIPTION AGREEMENT").

B. It is a condition of the closing of the transactions contemplated by the Subscription Agreement and the acquisition by XFM of the BSG Equity that the Subject execute and deliver this Agreement.

THIS DEED WITNESSES as follows:

1. Definitions. In this Deed the following words shall have the following meanings:

     "AFFILIATES" of a Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person or, in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

     "CLIENT" means an individual or entity to whom any member of the Company has provided any services or products in respect of the businesses of the Company as at the date of this Deed or at any time during the Non-Compete Period;

     "CONTROL", "CONTROLS", "CONTROLLED" (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

     "GROUP" means the Company, [affiliates of the Company], XFM and any of their subsidiaries and Affiliates;

     "PERSON" or "PERSONS" means any natural person, corporation, company, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any governmental authority; and

     "TERRITORY" means the People's Republic of China, including the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

2. Non Competition. The Subject hereby agrees that he shall not (without the written consent of the Company and XFM) for the period of four (4) years from the date hereof (the "NON-COMPETE PERIOD"), neither him nor any of his Affiliates will in the Territory:

     (a) either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other person, will own or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with the businesses of the Group or any of its Affiliates as at the Relevant Date; and

     (b) either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from any member of the Group or its Affiliates who is or shall have been at the date of or within twelve (12) months prior to such cessation a director, officer, legal representative, manager or employee of the Group or any of its Affiliates whether or not such person would commit a breach of contract by reason of leaving such employment.

3. Nonsolicitation of Clients. During the Non-Compete Period, the Subject shall not, in the Territory, other than in connection with his employment with and for the benefit of XFM, directly or indirectly, either individually or as a principal, partner, member, manager, agent, employee, employer, consultant, independent contractor, stockholder, joint venturer or investor, or as a director or officer of any corporation, limited liability company, partnership or other entity, or in any other manner or capacity whatsoever,

     (a) solicit or divert or attempt to solicit or divert from the Group or any of its Affiliates any business with any Client;

     (b) solicit or divert or attempt to solicit or divert from the Group any business with any person or entity who was being solicited as a Client by the Group;

     (c) induce or cause, or attempt to induce or cause, any salesperson, supplier, vendor, representative, independent contractor, broker, agent or other person transacting business with any member of the Group to terminate or modify such relationship or association or to represent, distribute or sell services or products in competition with services or products of the Group; or

     (d) otherwise provide any services or products to any Client that are or have been provided by any member of the Group.

4. Consideration. In consideration of the Subject's compliance with the non-competition undertaking as set out herein, XFM shall allot to the Subject [number of shares] Class A Common Shares of US$0.001 each in the share capital of XFM ("SHARES") to the Subject as soon as reasonably practicable following the execution and delivery by XFM of this Deed.

5. Separate Obligations. Each and every obligation under Clauses 2 and 3 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from Clauses 2 or 3 and any such deletion shall not affect the enforceability of all such parts of Clauses 2 and 3 as remain not so deleted.

6. Reasonableness. While the restrictions contained in Clauses 2 and 3 are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

7. Equitable Relief. The Parties agree that Company's rights under this Deed are special and unique, and that any violation thereof by the Subject would not be adequately compensated by money damages, and the Subject hereby grants to any relevant Person the right to specifically enforce (including injunctive relief or analogous proceedings) the terms of this Deed. In any proceeding, in equity or law, the Subject specifically waives any defense that there is an adequate remedy at law for any violations of the terms of this Deed.

8. Release. The Subject hereby irrevocably, unconditionally and absolutely releases (i) the Company and XFM, and (ii) any subsequent holder of title of any part of the interest in the Company, of any liabilities, past, present or future of any nature and howsoever arising in connection with the transfer of the interest in the Company to any third party.

9. Governing Law and Jurisdiction. This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF this instrument has been executed and delivered as a deed by the Subject on day and year first above written.

SIGNED, SEALED AND DELIVERED         )
By [name of the Subject]             )
in the presence of:                  )
                                     )
                                     )
                                     )
                                     )
----------------------------------   )
Signature of Witness                 )
                                     )
                                     )
----------------------------------   )
Name of Witness

[Name of the PRC entity]
per:
     --------------------------------
     Authorized Signatory

XINHUA FINANCE MEDIA LIMITED
per:
     --------------------------------
     Authorized Signatory